EXHIBIT 10.24


                         SPORTSPRIZE ENTERTAINMENT INC.
                               101 West 5th Avenue
                                 Vancouver, B.C.
                                     V5Y 4A5

                               Tel: (604) 874-2766

                                                                    May 21, 1999

Sonora Capital Corp.
1000 - 355 Burrard Street
Vancouver, B.C.
V6C 2G8


Dear Sir:

     re: Corporate Affairs and Investor Relations

     This letter will confirm the terms and conditions of the agreement reached between Sonora Capital Corp. (the "Consultant") and Sportsprize Entertainment Inc. (the "Company") as follows:

1.   Duties

     The Company hereby engages the Consultant for the purpose of assisting the Company with corporate affairs and carrying out investor relations activities on behalf of the Company, including, among other matters:

          (a) assisting management with general corporate matters relating to the development of the Company;

          (b) assisting management of the Company in the preparation of promotional brochures, booklets, corporate updates and other material;

          (c) representing the Company in connection with its shareholder and investor relations; and

          (d) initiating and maintaining a regular program of contacting stockbrokers, investment counselors and advisors with information about the Company.

2.   Term

     Commencing May 1, 1999, the services of the Consultant will be rendered to the Company on a month-to-month basis unless terminated in accordance with terms and provisions hereof.



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                                       2


3.   Remuneration

     The Company agrees to pay to the Consultant the sum of U.S.$20,000 per month or such other amount as may be agreed between the parties hereto.

4.   Confidential Information

     The parties hereto acknowledge and agree that the Consultant will have access to confidential and secret information and therefore the Consultant agrees that during the terms of this agreement and on termination or expiry of the same, for any reason whatsoever, it will not divulge or utilize to the detriment of the Company any of such confidential or secret information so obtained.

5.   Termination

     It is understood and agreed by and between the parties hereto that either party may terminate this agreement in its entirety by giving the other party written notice of termination.


                                    Yours very truly,

                                    SPORTSPRIZE ENTERTAINMENT INC.

                                    Per: /s/ [Illegible]
                                         --------------------------(signature)
                                         /s/ [Illegible]
                                         ------------------(name - please print)
                                         Authorized signatory


AGREED TO AND ACCEPTED
this 21st day of May, 1999

SONORA CAPITAL CORP.

Per: /s/ [Illegible]
     -------------------------(signature)
     /s/ [Illegible]
     ------------------(name - please print)
     Authorized signatory